Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-1 No. 333-217161, Form S-1 No. 333-231128, Form S-1 No. 333-235977, and Form S-1 333-236085) of Windtree Therapeutics, Inc. and in related Prospectuses,

2.	Registration Statement (Form S-3 No. 333-248874) of Windtree Therapeutics, Inc. and in related Prospectuses,

3.	Registration Statement (Form S-3 No. 333-261878) of Windtree Therapeutics, Inc. and in related Prospectuses;

4.

Registration Statement (Form S-8 No. 333-180497, Form S-8 No. 333-184277, Form S-8 No. 333-189966, Form S-8 No. 333-197139, Form S-8 No. 333-209141, Form S-8 No. 333-224338, and Form S-8 No. 333-230907) pertaining to the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan,

5.	Registration Statement (Form S-8 No. 333-148028) pertaining to the Windtree Therapeutics, Inc. 2007 Long-Term Incentive Plan,

6.

Registration Statement (Form S-8 No. 333-33900, Form S-8 No. 333-55900, Form S-8 No. 333-67422, Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-116268, Form S-8 No. 333-127790, Form S-8 No. 333-138476, Form S-8 No. 333-208879, Form S-8 No. 333-209141 and Form S-8 No. 210464) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc.,

7.

Registration Statement (Form S-8 No. 333-59945) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc., the 1996 Stock Option/Stock Issuance Plan of Windtree Therapeutics, Inc., and the 1996 Stock Option/ Stock Issuance Plan of Acute Therapeutics, Inc.,

8.

Registration Statement (Form S-8 No. 333-110412, Form S-8 No. 333-137643, Form S-8 No. 333-156443, Form S-8 No. 333-164470, Form S-8 No. 333-165809, Form S-8 No. 333-169662, Form S-8 No. 333-173259, Form S-8 No.333-180497, Form S-8 No. 333-187486, Form S-8 No. 333-191502, Form S-8 No. 333-197139, Form S-8 No. 333-201478, Form S-8 No. 333-208879, and S-8 No. 333-209141) pertaining to the 401(k) Plan of Windtree Therapeutics, Inc.,

9.	Registration Statement (Form S-8 No. 333-253065) pertaining to the Windtree Therapeutics, Inc. 2020 Equity Incentive Plan, and

10.	Registration Statement (Form S-8 No. 333-253067) pertaining to certain Non-Qualified Stock Option Inducement Awards;

of our report dated March 31, 2022, with respect to the consolidated financial statements of Windtree Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Windtree Therapeutics, Inc. and subsidiaries for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 31, 2022